MEDIA RELATIONS SERVICE AGREEMENT

         THIS AGREEMENT (the Agreement) is made effective as of January 1, 2001, by and between Alliance Consulting Group, Inc., a Costa Rican corporation, (hereinafter referred to as "Alliance" or the "Consultant") with an office at 1680 N, Vine Street, Suite 907, Hollywood, CA 90028 and Accesspoint Corporation, Inc. 38 Executive Park, Suite 350, Irvine, CA 92614, hereinafter referred to as ("Company") (together the "Parties").

                                 R E C I T A L S

         A. WHEREAS, the Company is engaged in the business of providing subscriber based Internet Services, electronic commerce software, electronic commerce services, transaction technologies and service, merchant banking services, turnkey electronic commerce and Internet based sales and business solutions, and technology-related consulting and development services; and

         B. WHEREAS, Alliance is engaged in the business of providing corporate consulting services, public relation, marketing media relations, financial media relations and investor relation services, management and consultation; and

         C. WHEREAS, The Company desires to retain the services of Alliance and Alliance desires to provide the Company with media relation's services, public and investor relations' management and consultation services.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.       NATURE OF SERVICES TO BE PROVIDED.

         1.1. MEDIA RELATIONS EFFORTS. Subject to the terms and conditions contained herein, Alliance shall use its best reasonable commercial efforts to promote and to increase the visibility, awareness and media coverage of the Company, its technology, products and services, by obtaining publicity for the Company, and to provide both public and investor relations management and consultation services (hereinafter collectively referred to as "Media Relations") to the Company. The Company may, from time to time, provide Alliance with promotional materials, ideas or concepts for potential use in connection with Alliance's publicity and promotional activities for the Company.

         1.2. ACCURATE PROMOTION. All Media Relations materials used by Alliance with respect to the Company shall not be false or misleading and shall not be inconsistent with or otherwise harm the overall publicity and promotional campaigns, if any, which may be conducted from time to time by the Company or its agents or representatives.

         1.3. PRIOR APPROVAL OF MEDIA RELATIONS MATERIALS. Alliance shall submit all proposed written Media Relations material to the Company and obtain the written approval of the Company prior to any use thereof. The Company shall promptly review all such proposed Media Relations materials and shall not unreasonably withhold or delay its approval of any such Media Relations material. Publication or promotion of Media Relations material without prior approval by the Company shall be grounds, without limitation, for default and/or termination of this Agreement by the Company without prior notice to Alliance. As used herein, publication and/or promotion may mean electronic publication on the Internet or otherwise.


2.   RELATIONSHIP OF THE PARTIES.

         2.1. LEGAL STATUS. Alliance shall be an independent contractor of the Company in accordance with the provisions of Sections 2750.5 and 3353 of the California Labor Code ("Code") and not an employee, agent, joint venturer or


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partner.  It is expressly  declared that such independent  contractor  status is bona fide and not a subterfuge to avoid employee status. This Agreement shall not create an employer-employee relationship and shall not constitute a hiring of such nature by either party.

         2.2. ITEMS FURNISHED TO ALLIANCE. Unless expressly agreed in writing otherwise, the Company shall not provide any telephone equipment or services, office equipment, stationery, secretarial or office support services or other items or services for the benefit of Alliance. Except as otherwise specifically set forth herein, Alliance shall, at its own expense, provide and make arrangement for all travel, equipment, stationery, secretarial and office support services. Alliance shall be responsible for payment of its own expenses, including, but not limited to those items specifically set forth above.

         2.3. CONSENT OF COMPANY. Alliance shall have no right or authority at any time to make any contract or binding promise of any nature on behalf of the Company, whether oral or written, without the express prior written consent of the Company.

         2.4. PAYMENT OF EXPENSES. Alliance shall be responsible for and pay any expenses it may incur in the performance of its services hereunder, except the Company may otherwise agree in writing prior to incurring any such expense.

         2.5. PAYMENT OF TAXES. Alliance shall be responsible for and pay Alliance's own self-employment taxes, estimated tax liabilities, business equipment or personal property taxes and other similar obligations, whether federal, state or local. Company shall not pay or withhold any FICA, SDI, federal or state income tax or unemployment insurance or tax or any other amounts because the relationship of the parties hereto is not that of employer-employee, but that of independent contractor. Alliance shall be solely responsible for the payment of all taxes, withholdings and other amounts due in regard to Alliance's own employees.

         2.6. WORKERS COMPENSATION INSURANCE. Alliance shall obtain and maintain at all times hereunder its own workers compensation insurance coverage at its own expense and, upon reasonable request, provide the Company with a certificate evidencing such coverage containing the policy number and the name and address of the carrier. Notwithstanding any other indemnification contained herein, Alliance shall indemnify, defend and hold the Company harmless from any and all claims arising out of any injury, disability, or death of Alliance or any parties working under the direction of Alliance, as its employee or otherwise, during the performance of any services hereunder or otherwise.

         2.7. LIABILITY AND OTHER INSURANCE. Notwithstanding any other indemnification contained herein, Alliance shall indemnify, defend and hold the Company harmless from any and all claims arising out of any such error, omission or negligent act during the performance of any services hereunder or otherwise.

         2.8. EMPLOYEES OF ALLIANCE. Alliance may subcontract with and/or employ such parties upon such terms and conditions, as it may deem proper or necessary. Notwithstanding any other indemnification contained herein, Alliance shall indemnify defend and hold the Company harmless from all claims arising out of Alliance' retention or employment of any of its subcontractors or employees, or otherwise. Each and every subcontract or contract of employment entered into by and between Alliance and Alliance's subcontractors or employees with regard to any services to be performed hereunder shall state substantially as follows:

                  2.8.1.   Alliance's   subcontractors   and/or   employees  are
subcontractors and/or employees of Alliance alone (and not of the Company);

                  2.8.2. Alliance's subcontractors and/or employees are to be paid by Alliance alone (and not by the Company);

                  2.8.3. Alliance is contracting for the retention or employment of such subcontractors and/or employees on Alliance's own behalf and not as an agent of the Company; and

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

                  2.8.4. No subcontract or contract of employment, oral or written, implied or in fact, exists between Alliance's subcontractors and/or employees and the Company.

         2.9. ANTI-RECRUITING. Neither the Company nor Alliance shall recruit any of the other party's employees or other affiliated personnel during or for six (6) months after the termination of this Agreement.

         2.10. LIABILITY. Alliance's activities are intended to be strictly corporate consultation and Media / Public Relations-related. So long as Alliance's activities are directed by and pre-approved by the Company, and are based on the information it receives from the Company, Alliance assumes no liability or responsibility related to said activities, or any consequences related to said activities.


3.       CONFIDENTIALITY.

         3. 1. CONFIDENTIALITY. Unless specified in writing otherwise by the party providing the same, all information pertaining to the Company, its business, and/or any service or software of the Company, is and shall remain confidential. The above information shall include, but not be limited to, all computer programs, software, source codes, computations, data files, algorithms, techniques, processes, designs, specifications, drawings, charts, plans, schematics, computer disks, magnetic tapes, books, files, records, reports, documents, Instruments, agreements, contracts, correspondence, letters, memoranda, financial, accounting, sales, purchase and employment data, capital structure information, corporate organizational information, identities, names and address of shareholders, directors, officers, employees, contractors, vendors, suppliers, customers, clients and all persons associated with the Company, information pertaining to projects, projections, assumptions and analysis, and all other data and information and similar items relating to any party or the business of any party, whether or not furnished or prepared by any party hereto or its agents or employees. Notwithstanding the foregoing, confidential information shall not include: (a) any information which is recorded in any county or filed with any public body and available for public inspection or which may be otherwise generally available to the public, through no unauthorized act of any party or its agents or employees; and (b) information that is required to be disclosed pursuant to applicable law, including any court order or subpoena. Any party may from time to time, in its sole discretion, designate processes and techniques it deems proprietary or confidential and the same shall be considered confidential hereunder notwithstanding anything else herein to the contrary. Alliance and its agents and employees shall:

                  3.1.1. Not directly or indirectly divulge, disclose, disseminate, distribute, license, sell or otherwise make known any confidential information to any third party or person or entity not expressly authorized or permitted by the Company to receive such confidential information.

                  3.1.2. Use best efforts to prevent disclosure of any confidential information to any third party and exercise the highest degree of care and discretion in accordance with all express duties hereunder to prevent the same.

                  3.1.3. Except as otherwise set forth herein above, not directly or indirectly make any use whatsoever of the confidential information or of any feature, specification, detail or other characteristic contained in or derived from, the confidential information, except for purposes of performing services hereunder.

         3.2. RETURN. Alliance shall return to the Company all confidential information or other items then in its possession or control, or that of its agents or employees, including originals, reproductions, replications and photocopies thereof, at any time upon request by the Company or upon the termination of this Agreement for any reason. Upon termination of this Agreement, for any reason, all such confidential information or other items, shall be immediately delivered over to the Company.

         3.3. OWNERSHIP. All confidential information and other items, whether or not directly furnished or prepared by the Company or its agents or employees, and all other work product, whether or not located on the premises of the Company or in the possession of the Company or its agents or employees or any other person or entity, is and shall remain the property of the Company.

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

         3.4 ANNOUNCEMENTS. Notwithstanding the foregoing confidentiality provisions, or any other provision in this Agreement, the parties shall use their best reasonable efforts to mutually agree upon any Media Relations materials, written press releases or announcements, which describe the matters contemplated in this Agreement. No party shall, directly or indirectly, make any other press release or public announcement, written or oral, without the prior written consent of the Company.

         3.5 THIRD PARTY APPROVALS. Alliance and the Company shall work jointly in obtaining third party approvals so as to expedite the release of all press or articles. The Company shall assume the final responsibility for obtaining appropriate approvals from other companies mentioned in the Company's press release and article ideas.


4.       TERM AND TERMINATION.

         4.1. TERM. Subject to any provisions set forth herein regarding early termination of this Agreement, this Agreement shall continue for an initial term of three (3) months, and, may be renewed upon the mutual consent of the Parties.

         4.2. TERMINATION BY THE COMPANY. The Company may terminate this Agreement without prior advance notice if the Company reasonably believes that Alliance has breached this Agreement or any other agreement between the Company or any agents or representatives of the Company and Alliance, or, for lack of participation or substantial efforts by Alliance in the performance of it's duties as outlined in this Agreement. The Company may also terminate this Agreement without prior advance notice if the Company reasonably believes that Alliance or any of its employees or representatives has committed any act of dishonesty, fraud, or committed any crime or illegal act. Alliance shall, however, be given sufficient time (not to exceed 5 days) to correct violations for which the principal(s) are not aware of due to the actions of employees, agents or other representatives of Alliance, exclusive of the principal(s); that have acted without the knowledge of said principal(s). Should this Agreement be terminated for reasons stated above, and/or default by Alliance, all payments hereunder shall cease, and the Company shall have no further obligation to make any such payments. Any unearned balance for cash compensation prepaid to Alliance by the Company as out lined in Section 6 herein shall be returned to the Company within ten (10) business days of receipt by Alliance of such cancellation notice by the Company. To the extent that Alliance has received stock of the Company hereunder as compensation for services not performed and/or stock which has not otherwise been earned Alliance shall immediately return said stock upon the termination of this agreement and hereby consents to the placement of a stop transfer instruction pertaining to such stock with the Company's stock transfer agent and further waives the requirement for the posting by the Company of any bond or other security therefore.

         4.3. GENERAL TERMINATION. This Agreement may be terminated at any time upon an occurrence of an event of default, or upon prior notice at the expiration of any Term period. Any party may, upon the occurrence of an event of default, provide the defaulting party with written notice of the default (provided, however, that failure to provide notice shall not constitute a waiver of default), and allow the defaulting party 5 days to cure.

         4.4. DEFAULT. Any of the following events shall constitute an event of default hereunder ("Event of Default"):

                  4.4.1. The failure by any party to make full and timely payment when due of any sum as required to be paid under this Agreement or otherwise.

                  4.4.2. The failure by any party fully and timely to perform any covenant, agreement, obligation or duty imposed on such party by this Agreement or any other agreement by and between the parties hereto whether now existing or herein after made.

                  4.4.3.   The  filing  by  any  party  of  any   petition,   or
commencement by such party of any proceeding, under the Bankruptcy Act or any state insolvency law.

                  4.4.4. The making by any party of any general assignment for the benefit of creditors.

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


                  4.4.5. The filing of a voluntary or involuntary application for or appointment of a receiver with regard to any party.

                  4.04.6. The filing of any petition, or commencement of any proceeding, under the Bankruptcy Act or any state insolvency law, against any party, or the appointment of any receiver or trustee, which petition, proceeding or appointment is not fully and completely discharged, dismissed or vacated within sixty (60) days.

                  4.4.7. The occurrence of any such petition and or application naming any party which then results in entry of an order for relief in any such adjudication or appointment or remains undismissed, undischarged or unbonded for a period of sixty (60) days.

                  4.4.8. The issuance of any cease or desist order or other similar order against any party or any of such party's shareholders, principals, partners, directors, officers, employees, agents, representatives, attorneys, heirs, successors and assigns by any state or other jurisdiction.

                  4.4.9.  The liquidation of any party.

                  4.4.10. The substantial cessation of business by any party for a material amount of time.


5.       TERMS FOR COMPENSATION.

         5.1 Subject to the terms and conditions set forth herein, Alliance will be compensated by the Company, for the above Media Relations services, according to the compensation schedule set forth below. The Company, on a monthly basis, shall deliver the share portions of Alliance's compensation to Alliance. The stock portion of Alliance's compensation shall be in the form of unregistered shares of the Company's common stock (traded under the ticker symbol OTC BB:
ASAP). Delivery of issued certificates to Alliance shall be on a monthly basis subject to the terms and conditions set forth herein. The Company will retain possession of any issued certificates until delivery to Alliance in accordance with and subject to the terms and conditions set forth herein.

         5.2 For the purpose of pre-determining compensation formulas within this Agreement the cash value of the Company's shares shall be calculated as set forth below.

                              COMPENSATION SCHEDULE

SHARE COMPENSATION SCHEDULE

January 1, 2001                                      20,000 shares

February 1, 2001                                     20,000 shares

March 1, 2001                                        20,000 shares

         5.3 STOCK COMPENSATION MATTERS. Alliance hereby agrees that it shall not transfer, sell, assign, pledge, or make any other disposition of stock or options which has been paid by the Company hereunder as compensation for services not performed and/or stock and /or options which has not otherwise been earned and/or purport to make any transfer, sale, assignment, pledge or any other disposition with regard to said stock or option. Alliance shall indemnify, defend, and hold harmless the Company and it's share holders, directors, officers, employee's, representatives and assigns, and it's and their properties, from and against any and all claims, actions, causes of actions, disputes, contracts, damages, liabilities and penalties (including, without limitation, attorneys fees and costs with council to be chosen by the Company), whether asserted by third parties or otherwise, arising or related to any impermissible transfer, sale, assignment, pledge, or other disposition of shares and options unearned as set forth above.

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

         5.4 FIRST PAYMENT. Payment for the first month's invoice of $20,000 with 20,000 unregistered shares of the Company's common stock is due to Alliance upon the signing of this Agreement. The Company shall pay all subsequent invoices to Alliance within ten (10) days of their receipt.

         5.5 EXPENSES. All out of pocket expenses over five hundred dollars ($500.00) shall be pre-approved by the Company prior to being undertaken by Alliance.

         5.6 ADDITIONAL COMPENSATION. The Company hereby grants to Alliance the Option to Purchase 30,000 shares of the Company's common stock (otcbb: ASAP) from the Company for the sum of $1 per share (one dollar) for a period of 1 year from the date of execution of the Agreement. Such options shall vest, subject to the terms and conditions of this Agreement, on a prorata basis over a three-month period from the date of execution of the Agreement.


6.       SECURITIES MATTERS.

         6.1. Alliance acknowledges that The Company has made available to Alliance or Alliance's personal advisors the opportunity to obtain any and all information required to evaluate the merits and risks of purchase of the shares, The Company has, prior to the sale of the Shares, accorded Alliance and Alliance's representative, if any, the opportunity to ask questions and receive answers concerning the terms and conditions of the proposed purchase and to obtain any additional information necessary to evaluate the merits and risks of the purchase.

         6.2. Alliance and (if applicable) Alliance's Purchaser Representative have had an opportunity to ask questions of and receive satisfactory answers from The Company, or any person or persons acting on The Company's behalf, concerning the terms and conditions of Alliance's proposed investment in The Company, and all such questions have been answered to the complete satisfaction of Alliance.

         6.3. Alliance represents that all of the information provided by Alliance or Alliance's representatives to The Company is true, correct, accurate and current and that Alliance is not subject to backup withholding.

         6.4. The personal, business and financial information of Alliance, which may have been provided to The Company, if any, and in any form, is complete and accurate, and presents a true statement of Alliance's financial condition.

         6.5. Alliance is able to bear the economic risks of Alliance's investment in the Shares and, consequently, without limiting the generality of the foregoing, Alliance is able to hold Alliance's Shares for an indefinite period of time, and Alliance has a sufficient net worth to sustain a loss of Alliance's entire investment in The Company in the event such loss should occur.

         6.6. Alliance understands that the Shares will not be transferable except under limited circumstances and in accordance with Rule 144.


         6.7. Alliance has such knowledge and experience in financial and business matters that Alliance is capable of evaluating the merits and risks of an investment in The Company or (if applicable) Alliance and Alliance's Representative, together, have such knowledge and experience in financial and business matters that Alliance and Alliance's Alliance Representative are capable of evaluating the merits and risks of the Prospective investment in The Company.

         6.8. The Shares will be acquired for Alliance's own account for investment in a manner which would not require registration pursuant to the provisions of the Act, as amended, and Alliance does not now have any reason to anticipate any change in Alliance's circumstances or other particular occasion or event which would cause Alliance to sell or otherwise dispose of the Shares.

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

         6.9. Alliance understands that the Commissioner of Corporations for the State of California or any other state ("Commissioner") has not or will not recommend or endorse a purchase of the Shares.

         6.10. Alliance hereby represents and warrants that Alliance's total acquisition of Shares hereunder shall not exceed 10% of Alliance's net worth (exclusive of certain statutory items).

         6.11. Alliance: (i) has a pre-existing personal or business relationship with The Company, its officers, directors or its Affiliates or representatives, AND (ii) meets those certain standards involving Alliance's minimum net worth and annual income as established by the California Commissioner of Corporations relating to Alliance's income and net worth, or is an Accredited Investor as defined in rule 501 (a) of Regulation D as promulgated by the Securities and Exchange Commission. The foregoing income and net worth is considered to be indicative of Alliance's ability to be sophisticated regarding the proposed purchase of shares.

         6.12. Alliance is not a member of the NASD or other self-regulatory agency, which would require prior approval of a purchase of the shares.

         6.13. Alliance acknowledges that Alliance understands the meaning and legal consequences of the representations, warranties, and covenants set forth herein, and that the Company has relied on such representations, warranties and covenants.

         6.14. Alliance acknowledges and understands that the Shares will be subject to transfer and sale restrictions imposed pursuant to SEC Rule 144 of the Rules promulgated under the Securities Act of 1933 ("Act") and the regulations promulgated there under. Alliance shall comply with Rule 144 and with all policies and procedures established by The Company with regard to Rule 144 matters. Alliance acknowledged that The Company or its attorneys or transfer agent may require a restrictive legend on the certificate or certificates representing the Shares pursuant to the restrictions on transfer of the Shares imposed by Rule 144.

         6.15. Alliance acknowledges that Alliance is aware that there are substantial restrictions on the transferability of the Shares. Because the Shares will not, and Alliance has no right to require that the Shares, be registered pursuant to the provisions of the Act or otherwise, Alliance agrees not to sell, transfer, assign, pledge, hypothecate or otherwise dispose of any Shares unless such sale is exempt from such registration pursuant to the provisions of the Act. Alliance also acknowledges that Alliance shall be responsible for compliance with all conditions on transfer imposed by the Commission for any expenses incurred by The Company for legal and accounting services in connection with reviewing such a proposed transfer and issuing opinions in connection therewith. Subject to the terms and conditions of this Agreement and the Act, the Company acknowledges that it will promptly agree to and facilitate the removal of the restrictive legend on the shares of stock issued to Alliance under this Agreement, upon request of Alliance and in accordance and compliance with Rule 144 of the Act.

         6.16. Alliance understands and agrees that the following restrictions and limitations are applicable to Alliance's purchase and any sale, transfer, assignment, pledge, hypothecation or other disposition of Shares pursuant to
Section 4(2) of the Act and Regulation D promulgated pursuant thereto:

                  6.16.1. Alliance agrees that the Shares shall not be sold, pledged, hypothecated or otherwise disposed of unless the Shares are registered pursuant to the Act and applicable state securities laws or are exempt there from; and

                  6.16.2. A legend or legends in substantially the following form or forms may be placed on any certificate(s) or other documents evidencing the Shares:

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


         THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND HAVE NOT BEEN REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OF 1933 AS AMENDED ("ACT"), AND HAVE BEEN OFFEREDAND SOLD IN RELIANCE UPON THE EXEMPTION SET FORTH IN
         SECTION 4(2) OF THE ACT AND UPON RULE 504 OF REGULATION D PROMULGATED PURSUANT THERETO. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT UPON DELIVERY TO ACCESSPOINT OF AN OPINION OF COUNSEL SATISFACTORY TO ACCESSPOINT THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO ACCESSPOINT OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO ACCESSPOINT TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT, APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.


         THE SHARES OFFERED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY.


         PERSONS ACQUIRING SHARES MAY BE REQUIRED TO HOLD THE SHARES INDEFINITELY UNLESS SUCH SHARES ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACTOF 1933 ("ACT") OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. NO SHARES MAY BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS ACCESSPOINT AND ITS LEGAL COUNSEL HAVE RECEIVED EVIDENCE SATISFACTORY TO BOTH THAT SUCH TRANSFER DOES NOT INVOLVE A TRANSACTION REQUIRING QUALIFICATION OR REGISTRATION UNDER STATE OR FEDERAL SECURITIES LAWS AND IS IN COMPLIANCE WITH SUCH LAWS.


7.       WARRANTIES AND INDEMNIFICATION

         7.1.     WARRANTIES.  Alliance warrants and represents the following:

                  7.1.1. Alliance possesses all licenses and bonds necessary or required to perform services hereunder;

                  7.1.2. All of Alliance's subcontractors and employees possess all licenses and bonds necessary or required to perform services hereunder;

                  7.1.3. The services of Alliance's subcontractors or employees shall be performed in full compliance with the terms and conditions of this Agreement;

                  7.1.4. All services performed hereunder shall be performed in accordance with all federal, state and local laws, rules or regulations.

         7.2 INDEMNIFICATION BY ALLIANCE. Alliance, and Alliance's agents, representatives, heirs, successors and assigns, shall indemnify, defend and hold the Company, the shareholders, principals, partners, directors, officers, employees, agents, representatives, attorneys, heirs, successors and assigns of the Company and the property of the Company, free and harmless from any and all claims, losses, damages, injuries, and liabilities, including the Company's attorney fees and costs, arising from or in any way connected with the performance of services under this Agreement by Alliance, its agents, subcontractors, or employees. The Company may choose its own counsel when defended hereunder.

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


7.3. INDEMNIFICATION BY ACCESSPOINT. Subject to the terms and conditions of this Agreement, Accesspoint, and Accesspoint's agents, representatives, heirs, successors and assigns, shall indemnify, defend and hold Alliance, free and harmless from any and all claims, losses, damages, injuries, and liabilities, including Alliance's attorney fees and costs, arising from or in any way connected to the approved use of information about Accesspoint provided to Alliance by or on behalf of Accesspoint. Accesspoint warrants that such information shall not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading,


8.        NOTICES.

         8.1 All reports, communications, requests, demands or notices required by or permitted under this Agreement shall be in writing and shall be deemed to be duly given on the date same is sent and acknowledged via hand delivery, facsimile or reputable overnight delivery service (with a copy simultaneously sent by registered mail), or, if mailed, five (5) days after mailing by certified or registered mail, return receipt requested, to the party concerned at the following address:

If to Alliance:                                  If to the Company:

Alliance Consulting Group Inc.                   Accesspoint Corporation
1680 N. Vine Street, Suite 907                   38 Executive Park, Suite 350
Hollywood, CA 90028                              Irvine, CA 92614
Tel:                                             Tel: (949) 852-8526
Fax: 888-529-9982                                Fax: (949) 852-8527
Attn: Larry Hartman                              Attn: Tom Djokovich

Any party may change the address to which such notices and communications shall be sent by written notice to the other parties, provided that any notice of change of address shall be effective only upon receipt.


9.       MISCELLANEOUS.

         9.1. INTEGRATION. This Agreement sets forth the entire Agreement and understanding between the parties, or to the subject matter hereof and supersedes and merges all prior discussion, arrangements and agreements between them.

         9.2. AMENDMENTS. This Agreement may not be amended or modified except by written instrument signed by each of the parties hereto.

         9.3. FURTHER ACTS. The parties hereto shall cooperate with each other and execute such additional documents or instruments and perform such further acts as may be reasonably necessary to affect the purpose and intent of the Agreement.

         9.4. EFFECT OF HEADINGS. The subject headings of the paragraphs and subparagraphs of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

         9.5. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any exhibits attached hereto and initialed by the parties are made a part hereof and incorporated herein by this reference.

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

         9.6. PARTIES IN INTEREST. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third party to this Agreement, nor shall any provision give any third person any right of subrogation or action over against any party to this Agreement.


         9.7. ASSIGNMENT. Except as specifically set forth herein no party may transfer, assign, sell, pledge, or hypothecate, or purport to transfer, assign, sell, pledge, or hypothecate, this Agreement without the prior written consent of the other parties. To the extent this Agreement may be transferred or assigned, this Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors and assigns. Notwithstanding the foregoing, the Company may assign its rights hereunder without written consent from Alliance if the party to whom this Agreement is to be assigned will be of an equal or superior credit quality than the Company at the time of execution of the Agreement and will be capable of performing all of the Company's requirements under this Agreement, including the issuance of stock to Alliance.


         9.8. RECOVERY OF LITIGATION COSTS. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover as an element of their damages, reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which they may be entitled.


         9.9. SURVIVAL OF REPRESENTATIONS AND OBLIGATIONS. All representations, warranties and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion or other writing provided for in it, shall survive the termination of this Agreement.


         9.10. GENDER; NUMBER. Whenever the context of this Agreement requires, the masculine gender includes the feminine or neuter gender, and the singular number includes the plural.


         9.11. GOVERNING LAW . This Agreement shall be construed in accordance with, and governed by, the laws of the State of California, without regard to choice of law rules or the principals of conflict of laws.


         9.12. FORUM SELECTION. Any litigation shall be brought and litigated in the state courts of California or in the United States district court (s) servicing California. All parties hereto consent to the personal jurisdiction of such courts and waive any defense of forum non-conveniens.


         9.13 SEVERABILITY. In the event that any one or more provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.


         9.14. WAIVER. No failure or delay on the part of either party in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No waiver by either party of any provision of this Agreement, or of any breach of default, shall be effective unless in writing and signed by the party against whom such waiver is to be enforced. All rights and remedies provided for herein shall be cumulative and in addition to any other rights or remedies such parties may have at law or in equity.

IN WITNESS WHEREOF, this Agreement is effective on the date first set forth above at Orange County, California.


Alliance Consulting Group, Inc.                 Accesspoint Corporation



By: /s/ Lawrence Hartman                        By: /s/ Tom M. Djokovich
-------------------------------                 --------------------------------
Lawrence Hartman,                               Tom M. Djokovich,
Director                                        as Chairman and Chief Executive
                                                Officer











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